EXHIBIT 23.1

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

January 19, 2018

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 21, 2017, relating to the financial statements of Adrika4u as of August 31, 2017, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ PLS CPA

PLS CPA, A Professional Corp.

San Diego, CA 92111